Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CFO and Senior Managing Director
dhyzak@mainstcapital.com
713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard | ksdennard@drg-l.com
Ben Burnham | bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL PROVIDES FOURTH

QUARTER 2011 PORTFOLIO ACTIVITY UPDATE

NEW INVESTMENTS TOTAL $77.8 MILLION

HOUSTON, January 9, 2012 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) today provided an update of its portfolio investment activity for the fourth quarter of 2011.

Lower Middle Market Portfolio Investments Update

During the fourth quarter of 2011, Main Street completed lower middle market (“LMM”) portfolio investments totaling $42.7 million in five previously announced new LMM portfolio companies.  Other than the previously announced exit of Main Street’s investment in Merrick Systems, Inc., there were no other significant exits of LMM portfolio investments during the fourth quarter of 2011 and there were additional partial repayments and sales of LMM portfolio debt investments during the fourth quarter of 2011 which totaled approximately $8.1 million.  Main Street’s new LMM portfolio investments included investments in the following portfolio companies:

•                  RMB, Inc. and Gault Financial, LLC — $10.5 million investment in first lien secured debt with equity warrant participation; the company is a healthcare revenue cycle management company serving customers nationwide.

•                  Radial Drilling Services Inc. — $4.2 million investment in first lien secured debt with equity warrant participation; the company is a provider of patented technologies,

equipment and personnel to increase production in mature oil and gas wells using radial drilling through modified coiled tubing technology.

•                  SAMBA Holdings, Inc. — $4.0 million investment, consisting of $3.0 million in first lien secured debt and $1.0 million in direct equity; the company is a leading provider of fleet compliance software and services to car and truck fleet owners.

•                  Willis Group, LLC — $9.0 million investment in first lien secured debt; the company is a provider of staffing and recruitment services through three specialized brands.

•                  NRP Jones, LLC — $15.0 million investment, consisting of $12.1 million in first lien secured debt and $2.9 million in direct equity; the company manufactures hydraulic, industrial, and oilfield hoses, fittings and assemblies for both original equipment manufacturers and hose and fitting distributors.

Private Placement Portfolio Investments Update

In addition to the LMM portfolio investment activity discussed above, Main Street completed private placement portfolio investments totaling $35.1 million during the fourth quarter of 2011, including investments in eight new companies with a weighted average effective yield of approximately 11.4%.  These new private placement investments represent first lien and second lien secured debt investments and include companies operating in the automotive parts, food and animal nutrition products, healthcare, oilfield services and packaging industries.  In addition, Main Street fully exited five of its private placement portfolio debt investments during the fourth quarter of 2011, which together with partial repayments on or sales of other debt securities in existing private placement portfolio investments, represented a total decrease of approximately $26.6 million during the fourth quarter of 2011.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies. Main Street’s lower middle market investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio. Main Street also maintains a portfolio of privately placed, interest-bearing debt investments in middle market businesses that are generally larger in size than its lower middle market portfolio companies.